Exhibit (j.1) Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated February 16, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of Select Value Fund, Value Plus Fund and Value Fund (three portfolios comprising Heartland Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Denver, Colorado

April 27, 2012

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